UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 24, 2007
STURM, RUGER & COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10435	06-0633559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, CONNECTICUT		06890
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (203) 259-7843
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Board of Directors of Sturm, Ruger & Company, Inc. (the “Company”) adopted a resolution approving an amendment to Article 3 Section 2 of the Company’s by-laws to decrease the number of directors from nine to eight, as Richard T. Cunniff will not be standing for re-election to the Board of Directors. This amendment will be effective as of April 24, 2007, the date of the Company’s 2007 Annual Meeting. The full text of the resolution is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
     The Company is furnishing the transcript of its presentation delivered at its 2007 Annual Meeting on Tuesday, April 24, 2007 (the “Annual Meeting Presentation”). The text of the Annual Meeting Presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The disclosure of the Annual Meeting Presentation on this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed by Regulation FD.
     The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Annual Meeting Presentation or its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.
     The Annual Meeting Presentation is available on the Company’s website at www.ruger.com. The Company reserves the right to discontinue that availability at any time.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Article 3, Section 2 of the Company’s bylaws adopted by the Board of Directors effective April 24, 2007 decreasing the number of directors from nine to eight.

99.1	The Annual Meeting Presentation, delivered at the Company’s Annual Meeting of shareholders on April 24, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

	By:	/S/ THOMAS A. DINEEN

		Name:	Thomas A. Dineen
		Title:	Principal Financial Officer, Vice President, Treasurer and Chief Financial Officer

Dated: April 24, 2007